Exhibit 10.1

Silicon Valley Bank

Amendment to Loan and Security Agreement

Borrower:	eGain Communications Corporation
Date:	December 28, 2007

This Amendment to Loan and Security Agreement and Limited Waiver is entered into between Silicon Valley Bank (“Bank”) and the borrower named above (“Borrower”) as of the above-stated date.

The Parties agree to amend the Loan and Security Agreement between them, dated October 29, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof unless otherwise specifically set forth herein, and Bank agrees to the limited waiver set forth below. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Modification to Credit Limit Section of Schedule 1. Section 1 of Schedule 1 to the Loan Agreement entitled “1. Credit Limit (Section 2.1.1)” is hereby amended in its entirety to read as follows:

“1. CREDIT LIMIT (Section 2.1.1): An amount not to exceed:

(a)	the lesser of

“(1) $3,000,000 at any one time outstanding (the ‘Committed Revolving Line’), minus all amounts for services utilized under the Cash Management Services Sublimit, or

(2) The sum of the following:

(A)	80% (an ‘Advance Rate’) of the amount of Borrower’s Eligible Accounts (the ‘Borrowing Base’), subject to the Deferred Revenue Advances Provisions (as defined below);

(B)	50% (an ‘Advance Rate’) of an amount equal to (i) Borrower’s unrestricted cash on deposit with Bank, minus (ii) the total outstanding balance of the Obligations; and

Silicon Valley Bank	Amendment to Loan Agreement

(C)	50% (an ‘Advance Rate’) of Allowed Hosting Orders (as defined below) (and with such Advances being referred to herein as the ‘Hosting Order Advances’), provided that the amount of Hosting Order Advances shall not exceed $1,000,000 at any time, provided, further, that Hosting Order Advances shall be subject at all times to the Hosting Order Advances Provisions (as defined below);

Minus

(b)	the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX Reserve and minus all amounts for services utilized under the Cash Management Services Sublimit.

Bank may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

Letter of Credit Sublimit
(Section 2.1.2):	$2,000,000

Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding principal balance of the Advances minus the FX Reserve and minus all amounts for services utilized under the Cash Management Services Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed the Letter of Credit Sublimit set forth above.

FX Reserve
(Section 2.1.3):	$2,000,000

Silicon Valley Bank	Amendment to Loan Agreement

Cash Management
Services Sublimit
(Section 2.1.4):	$2,000,000

As used herein, the term “Deferred Revenue Advances Provisions” shall mean the following on a collective basis: (1) Clause (1) of the definition of Eligible Accounts excludes from borrowing the following Accounts (the “Deferred Revenue Accounts”): Accounts as to which there is deferred revenue which, in Bank’s good faith business judgment, represents a potential offset to such Account; (2) Notwithstanding such exclusion, Bank agrees, in its discretion, to make available Advances to Borrower based on Deferred Revenue Accounts (“Deferred Revenue Advances”) an of the last day of each month only, and shall, in any event, only be; available at the Bank’s discretion; (3) the aggregate amount of any such Deferred Revenue Advances shall not exceed $1,000,000; (4) all Deferred Revenue Advances that are made as of the last day of any month are required to be repaid in full on the first Business Day of the immediately following month; and (5) in order to effectuate the foregoing, Borrower shall, at the request of Bank, submit a loan payment request in the form of Exhibit D hereto (the “Loan Payment Form”) on the date of the making of any Deferred Revenue Advance such that such Advance shall be repaid in accordance with clause (4) above.

As used herein, the term “Hosting Order Advances Provisions” shall mean the following on a collective basis: (1) Hosting Order Advances are be available for borrowing as of the last day of each month only, and shall, in any event, only be available at the Bank’s discretion; (2) all Hosting Order Advances that are made as of the last day of any month are required to be repaid in full on the first Business Day of the immediately following month; and (3) in order to effectuate the foregoing, Borrower shall, at the request of Bank, submit a Loan Payment Form on the date of the making of any Hosting Order Advance such that such Advance shall be repaid in accordance with clause (2) above.

As used herein, the term “Allowed Hosting Orders” shall mean non-cancellable orders by customers of Borrower that are scheduled to be billed by Borrower within twelve months from the date of the proposed Advances relating thereto and that are deemed acceptable, in all respects, to Bank in its discretion.”

Silicon Valley Bank	Amendment to Loan Agreement

2. Modification to Collateral Monitoring Fee. That portion of Section 3 of Schedule 1 to the Loan Agreement that now reads as follows:

“Collateral Monitoring Fee:

$750 per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement), provided that such fee shall not be payable at such times that the AQR Target has been satisfied and remains satisfied with the understanding that any changes in the payment of such fee shall coincide with the effectiveness of any changes to the applicable interest rate from the Regular Rate to the Reduced Rate and vice versa.”

IS HEREBY AMENDED TO READ AS FOLLOWS:

“Collateral Monitoring Fee:

$1,500 per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement).”

3. Limitation of Amendments.

A. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

B. This Amendment shall be construed in connection with, and as part of, the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Fee. Borrower agrees to pay Bank an amendment fee in the amount of $7,500 concurrently herewith, which shall be in addition to all interest and all other fees and shall be non-refundable, and specifically, and without limitation of the foregoing, shall be in addition to all annual renewal fees otherwise payable by Borrower. Bank is authorized to charge said fee to any of Borrower’s deposit accounts.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as. follows:

A. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;

B. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

Silicon Valley Bank	Amendment to Loan Agreement

C. The organizational documents of Borrower delivered to Bank in connection with the original execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

D. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

E. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

F. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

G. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited under law by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Other General Provisions. This Amendment, the Loan Agreement, any prior written amendments thereto signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; and (b) Borrower’s payment of the fee set forth herein plus all expenses of Bank incurred in connection herewith and as otherwise payable under the Loan Agreement.

[Signature Page Follows]

Borrower:		Bank:

EGAIN COMMUNICATIONS CORPORATION		SILICON VALLEY BANK

By	/s/ Ashutosh Roy	By	/s/ Jean Lee
	President	Title	Relationship Manager

By	/s/ Eric Smit
Ass’t Secretary

[Signature Page to Amendment to Loan and Security Agreement

dated December 28, 2007]